UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): December 31, 2025

TRIO-TECH INTERNATIONAL
(Exact Name of Registrant as Specified in Its Charter)

California	1-14523	95-2086631
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Block 1008 Toa Payoh North, Unit 03-09
Singapore 318996
(Address of Principal Executive Offices) (Zip Code)

(65) 6265 3300
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered or to be registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, no par value	TRT	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b2 of the Securities Exchange Act of 1934 (17 CFR 240.12b2) Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act ☐

Item 3.03 Material Modification to Rights of Security Holders.

On December 19, 2025, Trio-Tech International (the “Company”) announced a two-for-one forward stock split (the “Stock Split”) of the Company’s issued common stock, as previously reported in the Company’s Form 8-K filed on December 19, 2025, as amended. On December 31, 2025, the Company filed an amendment (the “Amendment”) to the Company’s Articles of Incorporation with the Secretary of State of the State of California to effect the Stock Split. The Amendment, which became effective at 12:01 a.m. Eastern Time on January 1, 2026 (the “Effective Date”), is filed as Exhibit 3.1 to this Current Report on Form 8-K. Trading is expected to commence on a split-adjusted basis at market open on January 5, 2026.

Split Adjustment.

On the Effective Date, the total number of shares of Common Stock held by each stockholder of the Company will be converted automatically into the number of shares of Common Stock equal to the number of issued and outstanding shares of Common Stock held by each such stockholder immediately prior to the Forward Split, multiplied by two. The Company intends to treat stockholders holding shares of Common Stock in “street name” (that is, held through a bank, broker or other nominee) in the same manner as stockholders of record whose shares of Common Stock are registered in their names. Banks, brokers or other nominees will be instructed to effect the Stock Split for their beneficial holders holding shares of our Common Stock in “street name;” however, these banks, brokers or other nominees may apply their own specific procedures for processing the Stock Split.

Also on the Effective Date, all options of the Company outstanding immediately prior to the Stock Split will be adjusted by multiplying the number of shares of Common Stock into which the options are exercisable by two and dividing the exercise price thereof by two, all in accordance with the terms of the plans, agreements or arrangements governing such options and subject to rounding to the nearest whole share.

No Stockholder Approval Required.

The Stock Split was approved by the Board of Directors of the Company (the “Board”) on December 15, 2025. The amendment was adopted in accordance with California Corporation Code Section 902(c), whereby, the, Company, may, effect the Stock Split with Board approval alone so long as there is no more than one class of shares outstanding. As described herein, the Stock Split complies with such requirements.

Capitalization.

The Stock Split will not have any effect on the number of authorized shares of Common Stock or the par value of the Common Stock.

Immediately after the Stock Split, each stockholder’s percentage ownership interest in the Company and proportional voting power remains unchanged. The rights and privileges of the holders of shares of Common Stock will be unaffected by the Stock Split.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

The information set forth in Item 3.03 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 5.03. A copy of the Amendment is filed as Exhibit 3.1 to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits Index

Exhibit No.	Description

3.1	Certificate of Amendment to Articles of Incorporation
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRIO-TECH INTERNATIONAL

Date: January 5, 2026	By:	/s/ Srinivasan Anitha
Srinivasan Anitha Chief Financial Officer